RESOLUTION APPROVING RESTATED
                          CERTIFICATE OF INCORPORATION


RESOLVED, That the 1998 Restated Certificate of Incorporation of Protective Life Corporation in the form presented to the Board at this meeting is hereby approved; and

FURTHER RESOLVED, That a copy of the 1998 Restated Certificate of Incorporation be filed in the Corporation's minute book for the purpose of identification.



                          RESOLUTION APPROVING RESTATED
                                     BYLAWS

RESOLVED, That the 1998 Restated Bylaws of Protective Life Corporation in the form presented to the Board at this meeting are hereby approved.; and

FURTHER RESOLVED, That a copy of the 1998 Restated Bylaws be filed in the Corporation's minute book for the purpose of identification.